Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 13, 2004, accompanying the consolidated financial statements of Sunterra Corporation and subsidiaries appearing in the Transition Report on Form 10-K for the period ended September 30, 2004, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Form S-8 Registration Statement of Sunterra Corporation.

/s/ Grant Thornton LLP

Los Angeles, California

February 25, 2005

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